EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-111381, 333-106667 and 333-95711) and in the Registration Statements on Form S-8 (Nos. 333-123192, 333-119049, 333-108175, 333-104672, 333-101479, 333-99221, 333-91812, 333-91764, 333-81398, 333-71530, 333-71528, 333-66076, 333-66074, 333-65512, 333-59428, 333-58896, 333-57542, 333-48716, 333-48714, 333-48712, 333-44264, 333-32898, 333-93839, 333-93719, 333-79997, 333-76667, 333-76665, 333-68703, 333-52035, 333-24831, 333-00535 and 033-59153) of Cypress Semiconductor Corporation of our report dated March 17, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 17, 2005